As filed with the Securities and Exchange Commission on December 22, 2005
                              Registration No. 333-
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      -------------------------------------
                            HYBRID FUEL SYSTEMS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

              Georgia                                58-2267238
     (State or other jurisdiction          (IRS Employer Identification No.)
  of  incorporation  or  organization)

                 12409 Telecom Drive, Tampa, Florida           33637
               ----------------------------------------      ----------
               (Address of principal executive offices)      (Zip Code)

                  ---------------------------------------------
                              CONSULTING AGREEMENT
                  ---------------------------------------------
                              (Full title of plan)

                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725
                     (Name and address of agent for service)

        Registrant's telephone number, including area code (813) 979-9222

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

              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------
                            Proposed     Proposed
Title of                    Maximum      Maximum
Securities    Amount        Offering     Aggregate    Amount of
to be         to be         Price        Offering     Registration
Registered    Registered    Per Share    Price(1)     Fee
----------    ----------    ---------    ---------    ------------
COMMON STOCK   900,000      $   0.20     $180,000     $     19.26
 -----------------------------------------------------------------

(1) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low stock price of the Registrant's common stock on December 20, 2005.


                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the issuance of up to 900,000 shares of common stock of the Company pursuant to a certain Consulting Agreement dated as of December 8, 2005.

                                     PART I

ITEM  1.     PLAN  INFORMATION.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                                   Mark Clancy
                                       CEO
                            HYBRID FUEL SYSTEMS, INC.
                              12409 Telecom Drive,
                              Tampa, Florida 33637

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

- Reference is made to the Registrant's quarterly report on Form 10-QSB filed on November 21, 2005, for the quarter ended September 30, 2005, which is hereby incorporated by reference.

- Reference is made to the Registrant's quarterly report on Form 10-QSB/A filed on September 27, 2005 for the quarter ended June 30, 2005, which is hereby incorporated by reference.

- Reference is made to the Registrant's quarterly report on Form 10-QSB/A filed on September 27, 2005, for the quarter ended March 31, 2005, which is hereby incorporated by reference.

- Reference is made to the Registrant's annual report on Form 10-KSB/A filed on September 27, 2005, for the year ended December 31, 2004, which is hereby incorporated by reference.

- The description of the Company's common stock which is contained in the Company's registration statement on Form SB-2, as amended, filed on November 29, 2005, which is hereby incorporated by reference.


ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  Applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New
York,  New  York.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us.

     In addition, we have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

None.

ITEM  8.  EXHIBITS.

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

EXHIBIT
NUMBER   Exhibit
-------  --------------------------------------------------------------------------------------

5.1      Opinion of Sichenzia Ross Friedman Ference LLP.

10.1     Consulting Agreement dated as of December 8, 2005.

23.1     Consent of Brimmer, Burek & Keelan LLP, independent registered public accounting firm.

23.2     Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.


ITEM  9.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each  prospectus required to be filed pursuant to Rule 424(b)(2),
     (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
     (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 21st day of December 2005.

                            HYBRID FUEL SYSTEMS, INC.

                              By: /s/ Mark Clancy
                                  ---------------------------
                                  Mark  Clancy
                                  Chief  Executive  Officer
                                  Chief  Financial  Officer

                                POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Clancy his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                                 Title                                       Date

/s/  John  Stanton              Chairman of the Board of Directors                   December 21, 2005
------------------
John  Stanton

/s/  Mark  Clancy     Chief Executive Officer (Principal Executive Officer) and      December 21, 2005
-----------------     Chief Financial Officer (Principal Financial Officer) and
Mark  Clancy          Director
